GRUPO SIMEC, S.A. de C.V.

AND

THE BANK OF NEW YORK

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of June 30, 1993

Amended and Restated as of ________________, 2003

DEPOSIT AGREEMENT

This DEPOSIT AGREEMENT dated as of June 30, 1993, as amended and restated as of __________, 2003 among GRUPO SIMEC, S.A. de C.V., a corporation organized under the laws of the United Mexican States (the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued hereunder,

W I T N E S S E T H:

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Series B Common Stock~~, without par value~~ (the “Shares”), of the Issuer from time to time with the Depositary or with the Custodian, as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited, subject to the terms and conditions of this Deposit Agreement, and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares;

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

American Depositary Shares.

The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent the ~~right to receive 20~~number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent rights to receive the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2.

Beneficial Owner.

The term “Beneficial Owner” shall mean any person owning any beneficial interest in a Receipt issued hereunder but who is not a Holder of such Receipt; it being understood that the term “Beneficial Owner” shall not include any agent or financial intermediary holding an interest in a Receipt solely to the extent such interest is held for or on behalf of any Beneficial Owner.

SECTION 1.3.

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4.

Custodian.

The term “Custodian” shall mean the principal Mexico, D.F., United Mexican States office of Nacional Financiera, S.N.C., as agent of the Depositary for the purposes of this Deposit Agreement, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute custodian hereunder.

SECTION 1.5.

Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement (including the Exhibits hereto), as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.6.

Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term “Corporate Trust Office,” when used with respect to the Depositary, shall mean the corporate trust office of the Depositary located in New York, New York which at the date of this Agreement is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.7.

Deposited Securities.

The term “Deposited Securities” as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian (or with Indeval for the account of the Custodian, in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or the Custodian and at such time held hereunder.

SECTION 1.8.

Dollars; Pesos.

The term “Dollars” shall mean United States dollars.  The term “Pesos” shall mean Mexican pesos.

SECTION 1.9.

Foreign Currency.

The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.10.

Holder.

The term “Holder” shall mean any person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.11.

Indeval.

The term “Indeval” shall mean S.D. Indeval, S.A. de C.V. Institucion para el Depósito de Valores, the Mexican securities depositary institution, or any successor thereto.

SECTION 1.12.

Issuer.

The term “Issuer” shall mean Grupo Simec, S.A. de C.V., a corporation organized under the laws of Mexico, and its successors.

SECTION 1.13.

Mexico.

The term “Mexico” shall mean the United Mexican States.

SECTION 1.14.

Pre-release.

The term “Pre-release” shall have the meaning assigned to it in Section 2.09 hereof.

SECTION 1.15.

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.16.

Registrar.

The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register or register the transfer of Receipts and to countersign Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

SECTION 1.17.

Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18.

Securities Exchange Act.

The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19.

Shares.

The term “Shares” shall mean the Series B Common Stock~~, without par value,~~ of the Issuer, heretofore validly issued and outstanding and fully paid and non-assessable or hereafter validly issued and outstanding and fully paid and non-assessable and shall include evidence of rights to receive such Shares; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES,
EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.

Form and Transferability of Receipts.

(a)

Form.  Receipts shall be entitled “American Depositary Receipts”, shall be engraved, lithographed or printed, or in such other form as may be agreed upon by the Issuer and the Depositary, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided.

No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or, in the case of a facsimile signature only, did not hold such office at the date of delivery of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Issuer or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

(b)

Transferability.  Title to a Receipt (and to the American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer and transferred in accordance with the terms of this Deposit Agreement, including without limitation Sections 2.04 and 2.06, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall have been transferred on the books of the Depositary, as provided in Sections 2.04 and 2.06, the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.

Deposit of Shares.

(a)

Deposit with Custodian.  Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by (i) delivery of certificates therefor to the Custodian, accompanied by an appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, (ii) electronic transfer of Shares through Indeval to the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by appropriate instructions for transfer in a form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts, for the number of American Depositary Shares representing such deposited Shares.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Mexico, if any, which is then performing the functions of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the books of the Issuer (or those maintained by Indeval) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.  The Issuer shall have no responsibility in this regard.

At the request and risk and expense of any Holder, and for the account of such Holder, the Depositary may receive certificates for the Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of a certificate or certificates for Shares or of Shares by electronic transfer (or delivery of certificates for or electronic transfer of other Deposited Securities pursuant to Sections 4.03, 4.04 and 4.08) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the custodian shall, as soon as is practicable, obtain confirmation of the recordation of transfer of such Shares (or other Deposited Securities) in the name of the Custodian or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

(b)

Holding.  The certificates representing Deposited Securities shall be held by the Depositary or the Custodian for the account and to the order of the Depositary or its nominee at such place or places as the Depositary shall determine with the approval of the Issuer.  Such nominee may be the Custodian or another Mexican entity entitled to act as nominee under relevant Mexican laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by such nominee.

SECTION 2.3.

Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, and subject to Section 2.06, the Custodian shall notify the Depositary of such deposit, the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, or upon the receipt by the Depositary of Shares, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to its Corporate Trust Office for delivery to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of Deposited Securities.

SECTION 2.4.

Transfers of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register the transfer of Receipts on its books from time to time upon any surrender of a Receipt or Receipts by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as were evidenced by the Receipt or Receipts surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares and the same rights with respect thereto as were evidenced by the Receipt or Receipts surrendered.

SECTION 2.5.

Surrender of Receipts and Withdrawal Shares.

Upon surrender of a Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt, upon payment of the charges provided in this Deposit Agreement, and subject to the terms and conditions of this Deposit Agreement, the Estatutos Sociales of the Issuer and the Deposited Securities, the Holder of such Receipt shall be entitled to physical delivery or electronic delivery through Indeval or institutions that maintain accounts with Indeval (if electronic delivery is available) of Deposited Securities, and any other documents of title relating to such Deposited Securities at the time represented by the American Depositary Shares evidenced by such surrendered Receipt.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

Delivery of such Deposited Securities may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be either physically or electronically delivered through Indeval or institutions that maintain accounts with Indeval (if electronic delivery is available) (subject to applicable clearing procedures of Indeval and the provisions of the Estatutos Sociales of the Issuer) to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to deliver at the principal office of the Custodian the Deposited securities evidenced by such Receipt, or evidence of the electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash, rights or other property comprising, and to forward a certificate or certificates and other proper documents of title for, the Deposited Securities evidenced by such Receipt or such beneficial interest to the Depositary for delivery at the Corporate Trust Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  The forwarding of certificates and documents of title relating to Deposited Securities for such delivery to a Holder or Beneficial Owner will be at the risk and expense of the person submitting such written instructions for delivery.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer and Surrender of Receipts and Withdrawal of Deposited Securities.

(a)

Conditions Precedent.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or Custodian may require (i) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn), (ii) payment of any applicable fees of the Depositary as herein provided, (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement including, without limitation, Section 7.08 of this Deposit Agreement.

(b)

Suspension.  The delivery of Receipts against deposits of Shares generally, or against or in order to reflect deposits of particular Shares, may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination generally may be suspended, during any period when the books of the Depositary or the Issuer are closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Issuer for any reason, including without limitation any requirement or law of any government or governmental body or commission, or compliance with any provision of this Deposit Agreement or for any other reason, subject to Section 7.08 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the books of the Depositary or the Issuer for the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.  The Depositary shall comply with written instructions of the Issuer not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws of the United States.

SECTION 2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt evidencing the same number of Shares, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond satisfying any other reasonable requirements imposed by the Depositary or the Issuer.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts physically surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled seven years after such cancellation.

SECTION 2.9.

Loans and Pre-Release of Shares and Receipts.

In its capacity as Depositary, the Depositary will lend neither the Shares held hereunder nor the American Depositary Shares evidenced by Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received (each such issuance or delivery being herein called a “Pre-Release”).  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction will be (a) accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts  outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) of the Shares presented for deposit, compliance with all applicable laws and regulations and the provisions of this Deposit Agreement or other information and to make such representations and warranties as the Depositary may deem necessary or proper to enable the Depositary to perform its obligations hereunder or as the Issuer may reasonably require by written request to the Depositary.  The Depositary may, and at the reasonable request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall provide the Issuer, upon the request and at the expense of the Issuer, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives.

SECTION 3.2.

Liability of Holders and Beneficial Owners for Taxes.

If any tax or other governmental charge, including any taxes payable on transfer, shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder or the Beneficial Owner, as the case may be, of such Receipt to the Depositary.  The Depositary may, and upon receipt of instructions from the Issuer shall, refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any transfer and withdrawal of Deposited Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02, (a) that such Shares are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights, (b) that the person making such deposit is duly authorized so to do, and (c) that the deposit of such Shares and the sale of Receipts by that person is not restricted under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1.

Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Issuer in respect of any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and distribute the amount thus received to the Holders entitled thereto, less the fees of the Depositary as set forth in Section 5.09, in proportion to the number of American Depositary Shares representing such Deposited Securities represented by Receipts held by such Holders respectively; provided, however, that in the event that the Issuer or the Depositary or any other person shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.  The Issuer or its agent will remit to the appropriate governmental agency in Mexico all amounts withheld and owing to such agency by the Issuer or such agent.  The Depositary or the Custodian will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and either the Depositary or the Issuer or its agent may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Holders of Receipts.

SECTION 4.2.

Distributions Other Than Cash, Shares or Rights.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property which it or the Custodian so receives to be distributed to the Holders entitled thereto, after deducting or upon payment of the fees and expenses of the Depositary set forth in Section 5.09, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Issuer, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders or Beneficial Owners) the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale, less the fees of the Depositary as set forth in Section 5.09, shall be distributed by the Depositary to the Holders entitled thereto as in the case of a cash distribution.

SECTION 4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer’s approval, and shall if the Issuer shall so request, deposit, or cause such Shares to be deposited, with the Custodian or with Indeval for the account of the Custodian and registered in the name of the Custodian and distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, in either case, after deduction or payment of the fees set forth in Section 5.09 and the expenses of the Depositary.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in a manner and subject to the conditions described in Section 4.02.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  If for any reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of the Shares received.  The Depositary may, and shall if the Issuer shall so request, withhold any distribution of Receipts under this Section 4.03 subject to its satisfaction that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act.

SECTION 4.4.

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Holders, or if the rights represented by such warrants are not exercised and appear to be about to lapse, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

If a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to Shares represented by the American Depositary Shares of such Holder, the Depositary will make such rights available to such Holder upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver to such Holder restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Holders and sell the securities upon the exercise of such rights to Holders, the Depositary will not offer such rights to the Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of the Securities Act.

SECTION 4.5.

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars distributable to the Holders of Receipts entitled thereto and such Dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign currency into Dollars and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.

SECTION 4.6.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or matter requiring the vote of, holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Issuer, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary shall notify the Issuer of any such record date.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, only the Holders at the close of business on such record date shall be entitled (i) to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively or (ii) to give such voting instructions.

SECTION 4.7.

Voting of Deposited Securities.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which notice shall be prepared by the Depositary and approved by the Issuer, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law, of the Deposited Securities and of the Estatutos Sociales of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts, (c) a brief statement as to the manner in which such instructions may be given and (d) a brief statement describing how the voting rights will be exercised and the consequences for the failure to give voting instructions.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with the instructions set forth in such request.  The Depositary shall vote Shares or other Deposited Securities with respect to which no voting instructions have been received with regard to any meeting in the same manner as directed by the majority of instructions which the Depositary has received with respect to such meeting, or, if no such instructions have been received or if there is no such majority, in the same manner as the Depositary is informed by the Issuer that the majority of Shares or Deposited Securities is voted at such meeting.

SECTION 4.8.

Changes Affecting Deposited Securities.

Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary in its discretion may, with the approval of the Issuer, or shall, at the request of the Issuer, either execute and deliver additional Receipts as in the case of a distribution in Shares and subject to the provisions of Section 4.03, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.

Reports.

The Depositary shall make available for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Holders copies of such reports when furnished by the Issuer pursuant to Section 5.06.  Any such reports and communications, including any proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

In addition, upon notice that the Issuer has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise under the Securities Exchange Act, as from time to time amended, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives as owner of the Deposited Securities from the Issuer and which are not so furnished to or filed with the commission pursuant to any other requirement of the Commission which are otherwise required to be filed and the Depositary is authorized by the Issuer to do so on its behalf.

The Issuer shall furnish the Depositary with the names of each dealer known to the Issuer and the Depositary shall include in its report the names of such dealer or dealers which are supplied by the Issuer.

SECTION 4.10.

Lists of Receipt Holders.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.

THE DEPOSITARY,
THE CUSTODIAN AND THE ISSUER.

SECTION 5.1.

Maintenance of Office and Books by the Depositary.

Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.  The Issuer and the Depositary agree to take all necessary steps to register the Depositary as a foreign nominee, including, without limitation, registration on the National Registry of Foreign Investment, for the purposes of this Agreement to the extent required under applicable Mexican law or regulations.

The Depositary shall make its books available at its Corporate Trust office, for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement, the Receipts, the Shares or the Estatutos Sociales of the Issuer.

The Depositary may close its books, at any time or from time to time, when deemed expedient by it or the Issuer in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Each co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity but only, in each case, to the same extent as the Depositary would be so entitled in similar circumstances.  The Issuer shall have the right to inspect transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may request.

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, officers, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt if, by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority or any stock exchange, or by reason of any provision, present or future, of the Estatutos Sociales of the Issuer, or of the Deposited Securities, or by reason of any act of God or war or other circumstances beyond either of their control, the Depositary or the Issuer or any of their respective directors, officers, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided for in this Deposit Agreement or the Estatutos Sociales of the Issuer.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners of Receipts, except that it agrees to use its best judgment, good faith and diligence in the performance of its obligations set forth in this Deposit Agreement.  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holders or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment, good faith and diligence in the performance of such duties as are specifically set forth in this Deposit Agreement.  Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith and not due to the gross negligence or willful default of the Depositary.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.  No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.  The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.  In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be an institution eligible to act as a depositary having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.

The Custodian.

The Depositary has initially appointed the principal Mexico, D.F., Mexico office of Nacional Financiera, S.N.C., as Custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary, subject to and in accordance with the applicable laws of Mexico, and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of the Deposit Agreement.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of Mexico which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian which shall thereafter be the Custodian hereunder.  Upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian.  Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.

Notice and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Issuer agrees to transmit to the Depositary a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer also agrees to furnish to the Depositary and Custodian copies of the Issuer’s annual report containing a review of operations and the Issuer’s annual audited consolidated financial statements prepared in accordance with accounting principles generally accepted in Mexico, together with a reconciliation of net income and total stockholders’ equity to generally accepted accounting principles in the United States.

The Issuer will also provide to the Depositary and the Custodian any other reports or communications filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations thereunder or made generally available by the Issuer to holders of Shares.

All notices, reports or other communications provided pursuant to this Section 5.06 shall be provided to the Depositary and the Custodian by the Issuer in English or in an English language version.  In the event English language versions are not provided, the Depositary may arrange for translation of such documents at the Issuer’s expense.  The Depositary will, at the Issuer’s expense, arrange for a prompt mailing of copies of all notices, reports or other communications received pursuant to this Section 5.06 to all Holders.

The Depositary will arrange for the mailing of copies thereof to all Holders or, at the request of the Issuer, make such notices, reports and communications available to all Holders on a basis similar to that for holders of Shares, or on such other basis as the Issuer may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Issuer may be subject.  Prior to the date hereof, the Issuer shall have transmitted to the Depositary a copy of the Estatutos Sociales of the Issuer.  Thereafter, promptly upon any amendment thereto or change therein, the Issuer shall transmit to the Depositary a copy of the minutes of the shareholders’ meetings containing the resolutions effecting any amendments to the Estatutos Sociales.  The Depositary may rely upon such copies for all purposes of this Deposit Agreement.  The Depositary will make such copies, a copy of this Deposit Agreement and such notices, reports and communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.7.

Issuance of Additional Shares, etc.

The Issuer agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, the Issuer will promptly notify the Depositary of such issuance and furnish such information as the Depositary shall require with respect to such issuance, including, when reasonably requested by the Depositary, a written opinion from counsel for the Issuer in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights.  If in the opinion of such counsel such a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is such a registration statement in effect which will cover such issuance of securities or rights.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Issuer or by any company under its control, unless a registration statement is in effect as to such Shares under the Securities Act or the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act.  The Depositary will comply with written instructions of the Issuer not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws of the United States or any state thereof.

SECTION 5.8.

Indemnification.

The Issuer agrees to indemnify the Depositary and any Custodian and their officers, directors, affiliates, employees and agents against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted to be performed, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time (i) by either the Depositary or the Custodian or either of their officers, directors, affiliates, employees or agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its officers, directors, affiliates, employees or agents.

The Depositary agrees to indemnify the Issuer, its officers, directors, affiliates, employees and agents, and hold each of them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or the Custodian or either of their respective officers, directors, affiliates, employees and agents due to their negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement.

SECTION 5.9.

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the books of the Issuer and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery of Receipts pursuant to Section 4.03 and the surrender of Receipts pursuant to Section 2.05, and (6) a fee not in excess of $.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.04 hereof.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of Receipts (as defined herein) so long as The Bank of New York is acting as Depositary hereunder.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder or Beneficial Owner at the time any amendment so becomes effective shall be conclusively presumed, by continuing to hold such Receipt or beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holders of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby or instruments of transfer therefor, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon surrender of such Receipt at the Corporate Trust Office of the Depositary in accordance with Section 2.05, upon the payment of fees of the Depositary for the surrender of Receipts referred to in Sections 2.05 and 5.9, and upon payment of any applicable taxes or governmental charges, be entitled to transfer of the Deposited Securities to an account in the name of such Holder or such name as shall be designated by such Holder of the amount of Deposited Securities represented by such Receipt or instruments of transfer therefor.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of this Deposit Agreement, continue to collect dividends and other distributions pertaining to Deposited Securities, sell rights as provided in this Deposit Agreement, and continue to deliver Deposited Securities, or instruments of transfer therefor, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt and any expenses for the account of the Holder of such Receipt referred to and in accordance with the terms and conditions of Section 5.09 of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders which have not theretofore surrendered their Receipts, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1.

Counterparts.

This Deposit Agreement may be executed in two counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.   Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.2.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Holders and Beneficial Owners as Parties; Binding Effect.

The Holders and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to the Issuer at Calzada Lázaro Cardenas 601, 44910 Guadalajara, Jalisco, Mexico, or such other person or place as shall be specified in writing by the Issuer.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Issuer or the Depositary shall be deemed to be effected when received.  Delivery of a notice sent to a Holder by mail or cable, telex or facsimile transmission shall be deemed to be effected at a date five (5) days after the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.  The rights of holders of Shares and the duties and obligations of the Issuer in respect of such holders shall be governed by the laws of Mexico.

SECTION 7.7.

Survival.

All representations, warranties and undertakings provided for herein and the rights and obligations arising under this Deposit Agreement shall survive the deposit of Shares and the issuance of Receipts.

SECTION 7.8.

Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities, in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

IN WITNESS WHEREOF, GRUPO SIMEC, S.A. de C.V. and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or upon the acquisition of any beneficial interest in such Receipts.

GRUPO SIMEC, S.A. de C.V

By:

THE BANK OF NEW YORK,
   as Depositary

By:

Exhibit A to

Deposit Agreement

[Form of Face of Receipt]

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents ~~20~~one (1) deposited ~~Shares~~Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR AMERICAN DEPOSITARY SHARES
REPRESENTING SERIES B COMMON STOCK, WITHOUT PAR VALUE,

OF GRUPO SIMEC, S.A. de C.V.

(INCORPORATED UNDER THE LAWS OF THE UNITED MEXICAN STATES)

The Bank of New York as depositary (herein called the “Depositary”), hereby certifies that _________________, or registered assigns IS THE OWNER OF _________________________________

AMERICAN DEPOSITARY SHARES

(herein called “American Depositary Shares”) representing deposited shares of Series B Common Stock, without par value (herein called “Shares”), of Grupo Simec, S.A. de C.V., a corporation organized under the laws of the United Mexican States (herein called the “Issuer”).  At the date hereof, each American Depositary Share represents ~~20 Shares~~one (1) Share which are either deposited or subject to deposit under the Deposit Agreement (as hereinafter defined) at the principal Mexico, D.F., United Mexican States office of Nacional Financiera, S.N.C. (herein called the “Custodian”).  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at ~~48~~One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

[Form of Reverse of Receipt]

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of June 30, 1993, as amended and restated as of ___________, 2003 (herein called the “Deposit Agreement”), by and among the Issuer, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City.  The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender of a Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt, upon payment of the charges provided in paragraph (7) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Estatutos Sociales of the Issuer and the Deposited Securities, the Holder of such Receipt shall be entitled to physical delivery or electronic delivery through Indeval or institutions that maintain accounts with Indeval (if electronic delivery is available) of Deposited Securities, and any other documents of title relating to such Deposited Securities at the time represented by the American Depositary Shares evidenced by such surrendered Receipt.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

3.

TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same rights with respect thereto as were evidenced by the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or Custodian may require (i) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn), (ii) payment of any applicable fees of the Depositary as provided in paragraph (7) of this Receipt, (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature, (iv) compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including, without limitation, Section 7.08 of the Deposit Agreement and paragraph (23) of this Receipt.

The delivery of Receipts against deposits of Shares generally, or against or in order to reflect deposits of particular Shares, may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination generally may be suspended, during any period when the books of the Depositary or the Issuer are closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Issuer for any reason, including without limitation, any requirement or law of any government or governmental body or commission, or compliance with any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Section 7.08 of the Deposit Agreement and paragraph (23) of this Receipt.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the books of the Depositary or the Issuer for the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.  The Depositary shall comply with written instructions of the Issuer not to accept for deposit under the Deposit Agreement, any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer’s compliance with the United States securities laws.

4.

LIABILITY OF HOLDERS AND BENEFICIAL OWNERS FOR TAXES.

If any tax or other governmental charge, including any taxes payable on transfer shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or the Beneficial Owner hereof to the Depositary.  The Depositary may, and upon receipt of instructions from the Issuer shall, refuse to effect any transfer or split-up or combination of this Receipt or any transfer and withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Deposit Agreement and paragraph (2) of this Receipt, (a) that such Shares are validly issued and outstanding, fully paid, non-assessable, and free of any preemptive rights, (b) that the person making such deposit is duly authorized so to do, and (c) that the deposit of such Shares and the sale of Receipts by that person is not restricted under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder, may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) of the Shares presented for deposit, compliance with all applicable laws and regulations and the provisions of this Receipt and the Deposit Agreement or other information and to make such representations and warranties as the Depositary may deem necessary or proper to enable the Depositary to perform its obligations under the Deposit Agreement or as the Issuer may reasonably require by written request to the Depositary.  The Depositary may, and at the reasonable request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall provide the Issuer, upon the request and at the expense of the Issuer, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval that it receives.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Mexico which is then performing the function of the regulation of currency exchange.

7.

CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Paragraph (12) of this Receipt), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement or the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and (6) a fee not in excess of $.02 per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.04 thereof.  The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.

LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

In its capacity as Depositary, the Depositary will lend neither the Shares held hereunder nor the American Depositary Shares evidenced by Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received.  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction will be (a) accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held under the Deposit Agreement, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected under the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall have been transferred on the books of the Depositary, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act and accordingly, files certain reports with the Commission.  Such reports and communications will be available for inspection and copying by holders and Holders and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

Until the termination of the Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of the Deposit Agreement.  The Issuer and the Depositary agree to take all necessary steps to register the Depositary as a foreign nominee, including, without limitation, registration on the National Registry of Foreign Investment, for the purposes of the Deposit Agreement to the extent required under applicable Mexican law or regulations.

The Depositary shall make its books available at its Corporate Trust Office, for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement, the Receipts, the Shares or the Estatutos Sociales of the Issuer.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, subject to the Deposit Agreement, convert such Foreign Currency into Dollars and will distribute the amount thus received to the Holders entitled thereto less the fees of the Depositary as set forth herein; provided, however, that in the event the Issuer or the Depositary or any other person is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by it or the Custodian to be distributed to the Holders entitled thereto, after deducting or upon payment of the fees and expenses of the Depositary set forth in paragraph (7) hereof, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale, less the fees of the Depositary as set forth in paragraph (7) of this Receipt and Section 5.09 of the Deposit Agreement, shall be distributed by the Depositary to the Holders entitled thereto as in the case of a cash distribution.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer’s approval, and shall if the Issuer shall so request, deposit, or cause such Shares to be deposited with the Custodian or with Indeval for the account of the Custodian and registered in the name of the Custodian and distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, in either case, after deduction or payment of the fees set forth in paragraph (7) of this Receipt and Section 5.09 of the Deposit Agreement and expenses of the Depositary.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in a manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  If for any reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of the Shares received.  The Depositary may, and shall if the Issuer so requests withhold any distribution of Receipts under Section 4.03 of the Deposit Agreement and this paragraph 12 subject to its satisfaction that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders entitled thereto.

13.

RIGHTS.  In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute, to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Holders, or if the rights represented by such warrants are not exercised and appear about to lapse, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

If a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to Shares represented by to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Holder restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Holders and sell the securities upon the exercise of such rights, the Depositary will not offer such rights to the Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.  If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency for the respective accounts of, the Holders entitled to receive the same.  If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or matter requiring the vote of, holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Issuer pursuant to applicable stock exchange requirements, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary shall notify the Issuer of any such record date.  Subject to the provisions of sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, only the Holders at the close of business on such record date shall be entitled (i) to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively or (ii) to give such voting instructions.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which notice shall be prepared by the Depositary and approved by the Issuer, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law, of the Deposited Securities and of the Estatutos Sociales of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts, (c) a brief statement as to the manner in which such instructions may be given and (d) a brief statement describing how voting rights will be exercised and the consequences for the failure to give voting instructions.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with the instructions set forth in such request.  The Depositary shall vote Shares or other Deposited Securities with respect to which no voting instructions have been received with regard to any meeting in the same manner as directed by the majority of instructions which the Depositary has received with respect to such meeting, or, if no such instructions have been received or if there is no such majority, in the same manner as the Depositary is informed by the Issuer that the majority of Shares or Deposited Securities is voted at such meeting.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary, may, with the approval of the Issuer, or shall, at the request of the Issuer, either execute and deliver additional Receipts as in the case of a distribution in Shares and subject to the provisions of Section 4.03 of the Deposit Agreement, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their directors, officers, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt if, by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos Sociales of the Issuer, or by reason of any act of God or war or other circumstances beyond either of their control, the Depositary or the Issuer or any of their respective directors, officers, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Estatutos Sociales of the Issuer.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of Receipts, except that they agree to use their best judgment, good faith and diligence in the performance of their obligations set forth in the Deposit Agreement.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith and not due to the gross negligence or willful default of the Depositary.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the resignation or removal of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.  The Issuer agrees to indemnify the Depositary and any Custodian and their officers, directors, affiliates, employees and agents against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted to be performed, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time (i) by either the Depositary or a Custodian or either officers, directors, affiliates, employees or agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its officers, directors, affiliates, employees and agents.  The Depositary agrees to indemnify the Issuer, its officers, directors, affiliates, agents and employees, and hold each of them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or its Custodian or either of their officers, directors, affiliates, employees or agents due to their negligence or bad faith.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder or Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be conclusively presumed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby or instruments of transfer therefor, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Holder of a Receipt will, upon surrender of such Receipt at the Corporate Trust Office of the Depositary in accordance with Section 2.05 of the Deposit Agreement, upon the payment of fees of the Depositary for the surrender of Receipts referred to in Sections 2.05 and 5.09 of the Deposit Agreement, and upon payment of any applicable taxes or governmental charges, be entitled to transfer of the Deposited Securities to an account in the name of such Holder or such name as shall be designated by such Holder of the amount of Deposited Securities represented by such Receipt or instruments of transfer therefor.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of the Deposit Agreement, continue to collect dividends and other distributions pertaining to Deposited Securities, sell rights as provided in the Deposit Agreement, and continue to deliver Deposited Securities, or instruments of transfer therefore, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt and any expenses for the account of the Holder of such Receipt referred to and in accordance with the terms and conditions of section 5.09 of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders which have not theretofore surrendered their Receipts, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

22.

GOVERNING LAW.

The Deposit Agreement and this Receipt shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

23.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities, in a manner which would violate the United States securities laws, including, but not limited to Section I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE:

The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an “eligible guarantor institution” (including, but not limited to, a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing corporation or by a bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Depositary, which requirements on and after August 24, 1992 will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the securities Exchange Act of 1934, as amended.